UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2016

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Sidney Street, Suite 200 Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On November 30, 2016, Blueprint Medicines Corporation (the “Company”) issued a press release announcing initial data from the dose escalation stage of its ongoing Phase 1 clinical trial evaluating BLU-285 for the treatment of advanced gastrointestinal stromal tumors. BLU-285 is an orally available, potent and highly selective inhibitor that targets D842V mutant PDGFRα and Exon 17 mutant KIT. The Company is presenting the data on Thursday,  December 1, 2016, in an oral presentation at the 28th EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics in Munich, Germany (the “EORTC-NCI-AACR Symposium”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, on November 29, 2016 at the EORTC-NCI-AACR Symposium, the Company presented data from the dose escalation stage of its ongoing Phase 1 clinical trial evaluating BLU-554 for the treatment of advanced hepatocellular carcinoma. BLU-554 is an orally available, potent and highly selective inhibitor that targets the kinase FGFR4. A copy of the poster presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Blueprint Medicines Corporation on November 30, 2016
99.2	Poster presentation by Blueprint Medicines Corporation on November 29, 2016 at the EORTC-NCI-AACR Symposium

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: November 30, 2016	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Blueprint Medicines Corporation on November 30, 2016
99.2	Poster presentation by Blueprint Medicines Corporation on November 29, 2016 at the EORTC-NCI-AACR Symposium